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                                                                     EXHIBIT 2.3



                                VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement"), dated as of June l, 1999, among LAMAR ADVERTISING COMPANY, a Delaware corporation (the "Company"), CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation ("Chancellor"), and REILLY FAMILY LIMITED PARTNERSHIP, a Louisiana limited partnership (the "Stockholder").

         WHEREAS, the Company and Chancellor are entering into (i) that certain Stock Purchase Agreement of even date herewith (the "Purchase Agreement") and
(ii) that certain Subscription Agreement of even date herewith (the "Subscription Agreement");

         WHEREAS, each of the Purchase Agreement and the Subscription Agreement contemplate the issuance and sale of shares (collectively, the "Company Shares") of Class A Common Stock, par value $0.001 per share, of the Company ("Class A Common Stock"), to Chancellor upon the terms and subject to the conditions set forth in each of the Purchase Agreement and the Subscription Agreement;

         WHEREAS, all of the shares of Class A Common Stock and Class B Common Stock, $0.001 par value per share, of the Company ("Class B Common Stock"), that are held of record as of the date hereof by the Stockholder or over which the Stockholder has the power to direct the vote, together with any shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, including upon exercise of any option or warrant, are collectively referred to herein as the "Subject Shares;" and

        WHEREAS, as a condition to its willingness to enter into each of the Purchase Agreement and the Subscription Agreement, Chancellor has requested that the Stockholder enter into this Agreement in order to ensure that the Company obtain the approval by the stockholders of the Company of the issuance of the Company Shares;

        NOW, THEREFORE, to induce Chancellor to enter into, and in consideration of its entering into, each of the Purchase Agreement and the Subscription Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

        1. Representations and Warranties of the Stockholders. The Stockholder hereby represents and warrants to Chancellor as of the date hereof as follows:

                           (a) Authority; Noncontravention. The Stockholder has
                  all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary partnership action on the part of the Stockholder. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the



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                  Stockholder enforceable in accordance with its terms. The
                  execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof (including Section 3 of this Agreement) will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of limited partnership, the partnership agreement or any other partnership organizational documents of the Stockholder, or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets.

                           (b) The Subject Shares. The Stockholder is the record
                  or beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder has the sole right to vote the Subject Shares. None of the Subject Shares is subject to any voting trust or other agreement (other than the Stockholders Agreement, among the parties hereto, of even date herewith (the "Stockholders Agreement")), arrangement or restriction with respect to the voting of the Subject Shares as required by this Agreement.

        2. Representations and Warranties of Chancellor. Chancellor hereby represents and warrants to the Stockholder as of the date hereof that Chancellor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Chancellor, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Chancellor. This Agreement has been duly executed and delivered by Chancellor and constitutes a valid and binding obligation of Chancellor enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of Chancellor, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Chancellor or to Chancellor's property or assets.

        3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 6, the Stockholder agrees as follows:

                           (a) At any meeting of stockholders of the Company
                  called to vote upon the approval and authorization of the issuance of the Company Shares, as contemplated by each of the Purchase Agreement and the Subscription Agreement, or at any adjournment thereof or in any other




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                  circumstances upon which a vote, consent or other approval
                  (including by written consent) with respect to the approval and authorization of the issuance of the Company Shares, is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of such proposals and any of the other transactions contemplated by each of the Purchase Agreement and the Subscription Agreement. The Stockholder further agrees
                  (i) not to convert any Subject Shares that are shares of Class B Common Stock into shares of Class A Common Stock and (ii) not to waive or otherwise forfeit its right to have each Subject Share that is a share of Class B Common Stock be entitled to ten (10) votes per share.

                           (b) Except as provided in the immediately following
                  sentence of this Section 3(b), the Stockholder agrees not to
                  (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, the "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing agreement) with respect to the Transfer of the Subject Shares to any person, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise (other than the Stockholders Agreement), with respect to any capital stock of the Company, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder shall have the right, for tax or estate planning purposes, to Transfer the Subject Shares to a transferee provided that, as a condition to any such Transfer, each such transferee shall execute and deliver to Chancellor a counterpart of this Agreement and expressly agree to be bound hereby.

                           (c) Until after the earlier of (i) the consummation
                  of the transactions contemplated by each of the Purchase Agreement and the Subscription Agreement and (ii) the termination of each of the Purchase Agreement and the Subscription Agreement, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Chancellor in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by each of the Purchase Agreement and Subscription Agreement.

                           (d) Immediately prior to the closing of the
                  transactions contemplated by the Purchase Agreement (the "Purchase Closing"), the Stockholder shall execute and deliver to each of the Company and Chancellor, that certain Stockholders Agreement, dated as of the date of the Purchase Closing, by and among the Company and the Securityholders of the Company listed on the signature pages thereof, the form of which is attached to the Purchase Agreement as Annex E, as required by Section 7.3(e) of the Purchase Agreement.

        4. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents,




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documents and other instruments as Chancellor may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        5. Assignment. Neither party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        6. Termination. This Agreement shall terminate upon the earlier of (a) the termination of each of the Purchase Agreement and Subscription Agreement in accordance with the terms thereof, or (b) the closing of the transactions contemplated thereby.

         7. General Provisions.

                           (a) Amendments. This Agreement may not be amended
                  except by an instrument in writing signed by each of the parties hereto.

                           (b) Notice. All notices and other communications
                  hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company or Chancellor in accordance with Section 11.2 of the Purchase Agreement and to the Stockholder at its address set forth on the signature pages hereto (or at such other address for a party as shall be specified by like written notice).

                           (c) Interpretation. When a reference is made in this
                  Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                           (d) Counterparts. This Agreement may be executed in
                  one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                           (e) Entire Agreement; No Third-Party Beneficiaries.
                  This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.



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                           (f) Governing Law. This Agreement shall be governed
                  by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any competent court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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         IN WITNESS WHEREOF, each of the Company and Chancellor has caused this
Agreement to be signed by one of its officers thereunto duly authorized and the Stockholder has duly signed this Agreement, all as of the date first written above.



                                        LAMAR ADVERTISING COMPANY



                                        By: /s/ KEITH ISTRE
                                           ------------------------------------
                                        Name:  Keith Istre
                                        Title: Chief Financial Officer



                                        CHANCELLOR MEDIA CORPORATION OF
                                            LOS ANGELES



                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ------------------------------------
                                        Name:   William S. Banowsky, Jr.
                                        Title:  Executive Vice President


                                        REILLY FAMILY LIMITED PARTNERSHIP



                                        By: /s/ KEVIN P. REILLY, JR.
                                           ------------------------------------
                                        Name:  Kevin P. Reilly, Jr.
                                        Title: General Partner




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